EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms F-3 (File No. 333-248197 and 333-251509) and Forms S-8 (File No. 333-205821 and 333-203387) of our report dated May 1, 2023, with respect to our audits of the consolidated financial statements of Tantech Holdings Ltd and subsidiaries, which appears in this Annual Report on Form 20-F for the years ended December 31, 2022, 2021 and 2020.

/s/ YCM CPA, Inc.
PCAOB ID 6781
Irvine, California

May 1, 2023